EXHIBIT 5.1

BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON NEWPORT BEACH NEW YORK	37th Floor, Yin Tai Centre, Office Tower No. 2 Jianguomenwai Avenue Beijing 100022, People’s Republic of China TELEPHONE (86) 10-6563-4200 FACSIMILE (86) 10-6563-4201 www.omm.com	SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

December 10, 2010	OUR FILE NUMBER 0961155-00003

Zhongpin Inc.
21 Changshe Road
Changge City, Henan Province
People’s Republic of China 461500

Re:	Registration of Securities of Zhongpin Inc.

Ladies and Gentlemen:

We have acted as special counsel to Zhongpin Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2010 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to an aggregate of $250,000,000 of the following securities of the Company: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be issued and offered by the Company (the “Primary Shares”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock (the “Common Stock Warrants”) to be issued pursuant to a warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Common Stock Warrants; (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants” and, together with the Common Stock Warrants, the “Warrants”) to be issued pursuant to a warrant agreement (the “Preferred Stock Warrant Agreement” and, together with the Common Stock Warrant Agreement, the “Warrant Agreements”) between the Company and a warrant agent to be appointed prior to the issuance of Preferred Warrants; (v) debt securities (the “Debt Securities”) which will be issued under an indenture in substantially the form filed as an exhibit to the Registration Statement (the “Indenture”) proposed to be entered into between the Company and the trustee (the “Trustee”) that will be appointed prior to the issuance of the Debt Securities; (vi) units (the “Units”) consisting of two or more series of Debt Securities, Common Stock, Preferred Stock and/or Warrants to be issued under one or more unit agreements (each a “Unit Agreement”) among the Company, a bank or trust company, as unit agent (the “Unit Agent”), to be appointed prior to the issuance of the applicable Units and the holders from time to time of the Units; (vii) rights (the “Rights”) to purchase an indeterminate number of shares of common stock or preferred stock; and (viii) up to 9,562,505 shares of Common Stock (the “Secondary Shares”) to be sold by certain selling stockholders (the “Selling Stockholders” ).  The Primary Shares, Preferred Stock, Warrants, Units, Rights, the Debt Securities and Secondary Shares are collectively referred to herein as the “Securities.”

Zhongpin Inc., December 10, 2010 - Page 2

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	a specimen certificate representing the Common Stock;

(iii)	the Certificate of Incorporation of the Company, as amended and presently in effect (the “Certificate of Incorporation”);

(iv)	the Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”);

(v)	The form of Indenture filed as an exhibit to the Registration Statement; and

(vi)
the unanimous written consent executed by the Board of Directors of the Company (the “Board of Directors”) on December 8, 2010 (the “Board Consent”) relating to the issuance and sale of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed that New York law will be chosen to govern the Indenture, the Warrant Agreements and the Unit Agreements and that such choice is a valid and legal provision.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any such Security, (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of such Security in accordance with the Board Consent, including the adoption of a Certificate of Designation (“Certificate of Designation”) for any series of Offered Preferred Stock (as defined below) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and such authorization has not been modified or rescinded, (ii) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and (iv) there has not occurred any change in law affecting the validity of enforceability of such Security.  We have also assumed that the terms of the issuance and sale of the Securities have been duly established in conformity with the Certificate of Incorporation and the Bylaws and that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.           With respect to the shares of Common Stock offered by the Company under the Registration Statement (the “Offered Primary Shares”), when (i) certificates representing the shares of Offered Primary Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners, and (ii) if the Offered Primary Shares is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, the issuance and sale of such shares of Offered Primary Shares (including any shares of Offered Primary Shares duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

2.           With respect to the shares of any series of Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), when (i) the Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware, (ii) certificates representing the shares of Offered Preferred Stock in the form required under the DGCL representing the Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners, and (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, the issuance and sale of the shares of Offered Preferred Stock (including any shares of Offered Preferred Stock duly issued upon conversion, exchange or exercise of any Common Stock or Warrants) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

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3.           With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock or Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, the Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.           With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Debt Securities, Common Stock, Preferred Stock or Warrants relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement, the Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.           With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock or Preferred Stock relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable underwriting agreement or other agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable underwriting agreement or other agreement, the Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6.          With respect to the Secondary Shares to be offered by the Selling Stockholders under the Registration Statement, the Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company, and are validly issued, fully paid and nonassessable.

7.            With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Indenture, (ii) the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Offered Debt Securities has been duly authorized, executed, issued and delivered by the Trustee and the Company, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Indenture and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York and the present DGCL.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP